As filed with the Securities and Exchange Commission on May 1, 2026

Registration No. 333-281352

Registration No. 333-273899

Registration No. 333-242507

Registration No. 333-233202

Registration No. 333-218515

Registration No. 333-211873

Registration No. 333-191777

Registration No. 333-176675

Registration No. 333-161662

Registration No. 333-144827

Registration No. 333-124911

Registration No. 333-73722

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-281352

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-273899

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-242507

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-233202

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-218515

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211873

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-191777

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176675

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161662

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-144827

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-124911

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-73722

UNDER

THE SECURITIES ACT OF 1933

SunOpta Inc.

(Exact name of Registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7078 Shady Oak Road

Eden Prairie, Minnesota 55344

(Address of principal executive offices) (Zip Code)

Inducement Restricted Stock Units

Inducement Option Award

Inducement Performance Share Units

Amended 2013 Stock Incentive Plan

2013 Stock Incentive Plan

2002 Stock Option Plan, as Amended and Restated May 2011

Employee Stock Purchase Plan

2002 Stock Option Plan, as Amended and Restated April 2007

2002 Stock Option and Employee Stock Purchase Plan

2001 Stock Option Plan

(Full titles of the plans)

Copy to:

Greg Gaba Chief Financial Officer 7078 Shady Oak Road Eden Prairie, MN 55344 (952) 820-2518 (Name, address and telephone number including area code, of agent for service)	Eric Zhi Simpson Thacher & Bartlett LLP 1000 Main Street, Suite 2900 Houston, TX 77002 (713) 423-8732

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by SunOpta Inc. (the “Registrant”) relate to the following registration statements on Form S-8 (together, the “Registration Statements”):

1. Registration Statement No. 333-281352, registering an aggregate of 1,026,824 shares of the Registrant’s common stock, no par value per share (the “Common Stock”), comprised of (i) 144,404 shares of Common Stock issuable under an inducement award of restricted stock units, (ii) 230,804 shares of Common Stock issuable under an inducement stock option award, (iii) 577,616 shares of Common Stock issuable under an inducement award of performance share units and (iv) 74,000 shares of Common Stock issuable under an additional inducement award of restricted stock units, which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 8, 2024;

2. Registration Statement No. 333-273899, registering an aggregate of 4,500,000 shares of Common Stock issuable under the Registrant’s Amended 2013 Stock Incentive Plan, which was filed with the Commission on August 11, 2023;

3. Registration Statement No. 333-242507, registering an aggregate of 3,500,000 shares of Common Stock and attached purchase rights issuable under the Registrant’s Amended 2013 Stock Incentive Plan, which was filed with the Commission on August 7, 2020;

4. Registration Statement No. 333-233202, registering an aggregate of 1,000,000 shares of Common Stock and attached purchase rights issuable under the Registrant’s Amended 2013 Stock Incentive Plan, which was filed with the Commission on August 9, 2019;

5. Registration Statement No. 333-218515, registering an aggregate of 3,800,000 shares of Common Stock and attached purchase rights issuable under the Registrant’s Amended 2013 Stock Incentive Plan, which was filed with the Commission on June 5, 2017;

6. Registration Statement No. 333-211873, registering an aggregate of 1,750,000 shares of Common Stock and attached purchase rights issuable under the Registrant’s Amended 2013 Stock Incentive Plan, which was filed with the Commission on June 6, 2016;

7. Registration Statement No. 333-191777, registering an aggregate of 2,117,031 shares of Common Stock issuable under the Registrant’s 2013 Stock Incentive Plan, which was filed with the Commission on October 17, 2013;

8. Registration Statement No. 333-176675, registering an aggregate of 2,500,000 shares of Common Stock issuable under the Registrant’s 2002 Stock Option Plan, as Amended and Restated May 2011, which was first filed with the Commission on September 2, 2011 and amended on October 17, 2013;

9. Registration Statement No. 333-161662, registering an aggregate of 2,000,000 shares of Common Stock issuable under the Registrant’s Employee Stock Purchase Plan, which was filed with the Commission on September 1, 2009;

10. Registration Statement No. 333-144827, registering an aggregate of 2,074,960 shares of Common Stock issuable under the Registrant’s 2002 Stock Option Plan, as Amended and Restated April 2007, which was first filed with the Commission on July 24, 2007 and amended on October 17, 2013;

11. Registration Statement No. 333-124911, registering an aggregate of 4,000,000 shares of Common Stock issuable under the Registrant’s 2002 Stock Option and Employee Stock Purchase Plan, which was first filed with the Commission on May 13, 2005 and amended on October 17, 2013; and

12. Registration Statement No. 333-73722, registering an aggregate of 1,000,000 shares of Common Stock issuable under the Registrant’s 2001 Stock Option Plan, which was filed with the Commission on November 20, 2001.

On May 1, 2026, pursuant to the Arrangement Agreement, dated February 6, 2026 (the “Arrangement Agreement”) by and among the Registrant, Pegasus BidCo B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Parent”), and 2786694 Alberta Ltd., a corporation formed under the laws of the Province of Alberta and a wholly-owned subsidiary of Parent (“Purchaser”), Purchaser acquired all of the issued and outstanding common shares of the Company, including the common shares issuable on the exchange of the Company’s issued and outstanding shares of Series B-1 Preferred Stock, by way of a court-approved statutory plan of arrangement under the Canada Business Corporations Act. As a result of the transactions contemplated by the Arrangement Agreement, the Registrant has terminated any and all offerings and sales of securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities of the Registrant registered under such Registration Statement which remain unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration all of the securities that remain unsold under the Registration Statements as of the date hereof, if any.

The Registrant is filing these Post-Effective Amendments to withdraw and remove from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no remaining securities registered by the Registrant pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Eden Prairie, Minnesota, on May 1, 2026.

SUNOPTA INC.

By:	/s/ Greg Gaba
Name: Greg Gaba
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, no other person is required to sign these Post-Effective Amendments.